EXHIBIT 99.1

Corporate Headquarters 11150 Santa Monica Blvd. Suite 1600 Los Angeles, CA 90025

FOR IMMEDIATE RELEASE

For further information contact:

Robert Sulentic Chief Financial Officer and Group President 310.405.8905	Steve Iaco Corporate Communications 212.984.6535	Nick Kormeluk Investor Relations 949.809.4308

CB RICHARD ELLIS GROUP, INC. ANNOUNCES LAUNCH OF AT-THE-

MARKET PUBLIC STOCK OFFERING OF UP TO $300 MILLION

LOS ANGELES, CA—November 3, 2009—CB Richard Ellis Group, Inc. (NYSE:CBG) announced today that it intends to sell shares of its Class A common stock, having an aggregate offering price of up to $300 million, from time to time, pursuant to an at-the-market offering program through BofA Merrill Lynch, as sales agent and/or principal.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include repayment of a portion of its outstanding indebtedness under its senior secured credit agreement.

The Company has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of Class A common stock described in this communication. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the at-the-market offering and other documents the Company has filed with the SEC for more complete information about it and the at-the-market offering program. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company or the sales agent will arrange to send you the prospectus supplement (including the prospectus) if you request it by contacting BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Preliminary Prospectus Department or by email to Prospectus.Requests@ml.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Company’s Class A common stock nor shall there be any sale of such common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2008 revenue). The Company has approximately 30,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of shares of the Company’s Class A common stock and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009.